UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8‑K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported) May 9, 2019
TEMPUR SEALY INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-31922	33-1022198
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1000 Tempur Way
Lexington, Kentucky  40511
(Address of principal executive offices) (Zip Code)

(800) 878-8889
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock, $0.01 par value	TPX	New York Stock Exchange
Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐
If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders

(a)	Tempur Sealy International, Inc.’s (the "Company") Annual Meeting of Stockholders was held on May 9, 2019.
(b)	The name of each director elected at the meeting and a brief description of each other matter voted upon at the meeting is set forth below.

The stockholders (1) elected all of the Company’s nominees for director; (2) ratified the appointment of Ernst and Young LLP as the Company’s independent auditor for the year ending December 31, 2019; and (3) approved, on an advisory basis, the Compensation of the Company's Named Executive Officers. The tabulation of votes for each proposal is as follows:

(1)	Election of Directors:

	For	Against	Abstain	Broker Non-Votes
EVELYN S. DILSAVER	49,703,037	243,037	11,070	2,123,386
CATHY R. GATES	49,870,968	75,124	11,052	2,123,386
JOHN A. HEIL	49,628,294	316,763	12,087	2,123,386
JON L. LUTHER	40,776,488	9,168,674	11,982	2,123,386
RICHARD W. NEU	40,909,122	9,036,041	11,981	2,123,386
ARIK W. RUCHIM	42,174,095	7,770,962	12,087	2,123,386
SCOTT L. THOMPSON	49,794,486	150,126	12,532	2,123,386
ROBERT B TRUSSELL, JR	49,842,820	102,138	12,186	2,123,386

(2)	Ratification of Independent Auditors:

For	Against	Abstain	Broker Non-Votes
51,634,622	435,485	10,423

(3)	Advisory Vote to Approve the Compensation of Named Executive Officers as described in the Company’s 2019 Proxy Statement:

For	Against	Abstain	Broker Non-Votes
34,033,158	15,902,946	21,040	2,123,386

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  May 15, 2019

Tempur Sealy International, Inc.

By:	/s/ Bhaskar Rao
Name:	Bhaskar Rao
Title:	Executive Vice President & Chief Financial Officer